Exhibit 99.1

Ritchie Bros. Auctioneers Declares Quarterly Dividend

VANCOUVER, Jan. 25, 2016 /CNW/ - Ritchie Bros. Auctioneers Incorporated (NYSE and TSX: RBA) announces that its Board of Directors has declared a quarterly cash dividend of US$0.16 per common share, payable on March 4, 2016 to shareholders of record on February 12, 2016.  This dividend will be considered an eligible dividend for Canadian income tax purposes.

About Ritchie Bros.
Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is the world's largest seller of used equipment for the construction, transportation, agriculture, material handling, energy, mining, forestry, marine and other industries. Ritchie Bros. TM solutions make it easy for the world's builders to buy and sell equipment with confidence, including live unreserved public auctions with on-site and online bidding (rbauction.com), the EquipmentOneTM secure online marketplace (EquipmentOne.com), a professional corporate asset management program, and a range of value-added services, including equipment financing for customers through Ritchie Bros. Financial Services (rbauctionfinance.com). Ritchie Bros. has operations in more than 19 countries, including 44 auction sites worldwide. Learn more at RitchieBros.com.

SOURCE Ritchie Bros. Auctioneers

%CIK: 0001046102

For further information: Jamie Kokoska, Director, Investor Relations, Phone: 1.778.331.5219, Email: jkokoska@rbauction.com

CO: Ritchie Bros. Auctioneers

CNW 06:30e 25-JAN-16